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                               JAMES C. LOCKWOOD
                                Attorney at Law
                            700 East Bonita Avenue
                               Pomona, CA  91767

                                                                     EXHIBIT 5.1


                                August 23, 2000



Keystone Automotive Industries, Inc.
700 East Bonita Avenue
Pomona, CA  91767

                    Re:  Registration Statement on Form S-8

Gentlemen:

     At your request, I have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Keystone Automotive Industries, Inc., a California corporation (the "Company"), with the Securities and Exchange Commission (the "SEC") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of 1,100,000 shares of the Company's common stock (the "Common Stock"), that may be issued in the aggregate pursuant to awards granted under the Company's 1996 Employee Stock Incentive Plan, as amended (the "Plan").

     In rendering this opinion, I have examined only the following documents:

     1.  The Amended and Restated Articles of Incorporation of the Company;
     2.  The Amended and Restates Bylaws of the Company;
     3.  The Plan;
     4. The forms of Incentive Stock Option Agreement and Non-Qualified Stock Option Agreement (collectively, the "Agreements") to be used in connection with the Plan;
     5. Resolutions adopted by the Company's Board of Directors as of August 23, 2000 and at a meeting of the shareholders of the Company on August 23, 2000 pertaining to the adoption of the Amendment to the Plan and the Registration Statement; and
     6.  The Registration Statement.

     With respect to the foregoing documents, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to originals of all documents submitted to me as certified or reproduced copies.

     Based solely upon the foregoing and assuming, without further inquiry, that
(i) all awards granted under the Plan to date have been, and all awards to be granted under the Plan will be, duly and validly granted in accordance with the terms of the Plan, (ii) the consideration for the shares of Common Stock to be issued pursuant to such awards will be received prior to the issuance thereof,
(iii) the shares of Common Stock to be issued pursuant to such awards will be